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                                                                    Exhibit 21.1
                                                                    ------------

               Name of Subsidiary                  Jurisdiction
               ------------------                  ------------

ViryaNet, Inc.                            Delaware

ViryaNet Europe Limited                   United Kingdom

ViryaNet Japan                            Japan